SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 23, 2003

Varian Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

                 99.1 Press Release dated April 23, 2003 regarding net orders, sales, net earnings and certain other information related to the second quarter of fiscal year 2003.

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

     On April 23, 2003, Varian Medical Systems, Inc. issued a press release regarding net orders, sales, net earnings and certain other information related to the second quarter of fiscal year 2003.

     A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By: Name: Title:	/s/ ELISHA W. FINNEY Elisha W. Finney Vice President, Finance and Chief Financial Officer

Dated: April 23, 2003

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated April 23, 2003 regarding net orders, sales, net earnings and certain other information related to the second quarter of fiscal year 2003.

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